Exhibit 1.A12

Law Offices, Andre’ L. Ligon P.C.

Attorneys and Counselors at Law

2646 South Loop West, Ste. 380

Houston, Texas 77054

Andre’ L. Ligon	Telephone: (713) 662.2500

Attorney at Law	Facsimile: (713) 222.0252

Tuesday, August 23, 2016

RE:     Opinion Concerning Common Stock Offered by Spotlight Capital Holdings, Inc.      (“SLCH”), pursuant to the Regulation A Plus Exemption created by the JOBS Act

To Whom it May Concern:

My office has been retained as counsel to Spotlight Capital Holdings, Inc., a corporation organized under the laws of the State of Colorado (the “Corporation”), in connection with the issuance of twenty million (20,000,000) dollars common stock of the company pursuant to regulation A, which is contained in Section 401 of the JOBS Act. This section amended section 3(b) of the Securities Act of 1933, as amended (the “Act”), which increased the amounts that an issuers can raise under Regulation A, which is now Regulation A Plus. Pursuant to the current section 3(b)(2) of the Act, Spotlight can issue up to twenty million (20,000,000) dollars of its stock without registering its stock with the Security and Exchange Commission, pursuant to section 12(b) of the Act. In connection with the offering statement needed to apply for this exemption, I am of the opinion that: (i) effective upon filing and approval of the offering statement, upon which this opinion is based, the Company can issue up to twenty million ($20,000,000) dollars of its stock on the open market or private investors; and (ii) the aggregate amount of common stock may be sold by Spotlight free of any restrictions on transfer without registration under the Securities Act of 1933, as amended (the “Act”) pursuant to an exemption from registration set forth in section 3(b)(2) of the Act.;

In connection with this opinion, I have examined the following:

1.      Section 3(b)(2) of the Act.

2.      The proposed offering statement of Spotlight Capital Holdings, Inc.

3.     Previous filings of Spotlight Capital Holdings, Inc., with OTC and the agency

4.     Meetings with management, concerning the objectives of the Regulation A offering

I have also investigated such other matters and examined such other documents as I have deemed necessary in connection with the rendering of this opinion. In examining these documents, I have assumed the genuineness of the signatures not witnessed, the authenticity of documents submitted as originals, and the conformity to originals of documents submitted as copies. This opinion is based solely on the facts and assumptions as set forth in this opinion and is limited to the investigation and examinations and such other investigation as I deemed necessary.

Based on the information provided and on my examination of the documents and the law previously discussed, I find as follows:

1.      The Company qualifies as a Tier I, Company pursuant to the exemptions created under Section 401, JOBS Act, which amended section, 3(b) of the Act.

2.      The Company can raise up to Twenty Million ($20,000,000) Dollars annually pursuant to the exemption provided by Regulation A plus.

3.     The stock issued pursuant to this exemption shall be free from registration as required by the Act.

4.     The stock issued pursuant to this exemption will be free trading according to the new Section, 3(b) of the Act.

Based on the above, I am of the opinion that: (i) Spotlight can issue its stock in order to raise money for the Company; (ii) as of the filing of the offering statement, which qualified the Company for the Regulation A plus exemption, which meets the requirements of section 3(b) of the Act any stock issued pursuant to the Regulation A Offering Statement shall be exempt from the registration requirements of section 12(b) the Act under the exemption set forth in the above mentioned section; and (iii) the shares of common stock may be sold or transferred by Spotlight free of any restrictions on transfer; and (iv) when the securities (common stock of the company) are sold, they will be fully paid and non-assessable.

Any broker-dealer, any clearing firm and/or private investor are authorized to present this letter and to rely on this opinion in selling the shares of common stock and in registering transfer thereof. No other use of this opinion is authorized.

Sincerely yours,

/s/ Andre’ L. Ligon

Andre L. Ligon, Esq. Email: andre@andreligon.com

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